Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Comtex News Network, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-103217, 333-102297, 333-62716, 333-96265, 333-42395, and 333-37057) on Form S-8 of Comtex News Network, Inc. of our report dated September 24, 2007 relating to our audits of the financial statements, which appears in this Annual Report on Form 10-KSB of Comtex News Network, Inc. for the year ended June 30, 2007.

/s/ GOLDSTEIN GOLUB KESSLER LLP

New York, New York
September 24, 2007